Exhibit 10.3

December 30, 2011

Zhongjixuan Investment Management Company Ltd.

3F, No.4 Building

No.7 Wanshou Road (West)

Beijing, China

Attention: Mr. Feng Feng

China Energy Industry Holding Group Co., Limited

6F, South Building

15B Wanshou Road

Beijing, China

Attention: Mr. Zhao Chuan Qi

RE:     Amendment to Share Purchase Agreement

Dear Messrs. Feng and Qi:

This letter serves to amend the Share Purchase Agreement dated March 31, 2011, as amended on August 17, 2011, by amending and restating Clause 8.2.4 in its entirety as follows:

“by any Party, if the Closing Date does not occur by March 31, 2012 (the “Outside Date”), provided that if the Closing Date is delayed by any investigation, review, approval or similar procedures required by any U.S.A. or Chinese governmental agency or competent authority for the consummation of the transactions under this Agreement, then the Outside Date shall be extended to the twentieth Business Day after the completion of such investigation, review, approval or similar procedures; or”

Except as modified by this letter, the Share Purchase Agreement remains in full force and effect.

If the foregoing correctly sets forth our understandings in principle, please so indicate by signing this letter in the space provided below and returning a copy to the undersigned. This letter amendment may be executed in or more counterparts by original, facsimile or original scanned email signature, each of which will constitute an original and all of which will together constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS THEREOF, this letter has been signed by the parties as of the date stated at the beginning of this letter.

Synthesis Energy Systems, Inc.

By:	/s/ Robert Rigdon
Robert Rigdon

Zhongjixuan Investment Management Company Ltd.

By:	/s/ Feng Feng
Feng Feng

China Energy Industry Holding Group Co., Limited

By:	/s/ Feng Feng
Feng Feng